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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 23, 2006

                              Alleghany Corporation
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

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
         1-9371                                            51-0283071
(Commission File Number)                       (IRS Employer Identification No.)
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                        7 Times Square Tower, 17th Floor
                            New York, New York 10036
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 752-1356

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 23, 2006, Alleghany Corporation (the "Company") entered into a three-year unsecured credit agreement (the "Credit Agreement") with a bank syndicate, providing commitments for revolving credit loans in an aggregate principal amount of up to $200.0 million and scheduled to expire on October 23, 2009 unless extended as described below. Borrowings under the Credit Agreement will be available for working capital and general corporate purposes. Under the Credit Agreement, Wachovia Bank, National Association serves as administrative agent for the banks. The Credit Agreement replaced a three-year unsecured credit agreement with a bank syndicate which was scheduled to expire by its terms on July 27, 2007. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

     At the Company's option, borrowings under the Credit Agreement will bear interest at either (x) the higher of (i) the administrative agent's prime commercial lending rate or (ii) the federal funds rate plus 0.5 percent, or (y) the London Interbank Overnight Rate plus a margin (currently 50 basis points) based on the Company's Standard & Poors and/or Moody's rating. The Credit Agreement requires that all loans shall be repaid in full no later than the Maturity Date, or October 23, 2009, although the Company may request up to two one-year extensions of the Maturity Date subject to meeting certain conditions and upon agreement of the Lenders. The Credit Agreement charges the Company a commitment fee of 1/8th of 1 percent per annum of the unused commitment.

     The Credit Agreement contains representations, warranties and covenants customary for bank loan facilities of this nature. In this regard, the Credit Agreement (i) requires the Company to, among other things, maintain Tangible Net Worth of not less than approximately $1.8 billion, maintain a ratio of Total Indebtedness to Total Capitalization as of the last day of each fiscal quarter of not greater than 0.25 to 1.0, limit the amount of certain other indebtedness and maintain certain levels of unrestricted liquid assets, and (ii) contains restrictions with respect to mortgaging or pledging any of the Company's assets and the Company's consolidation or merger with any other corporation. In addition, at any time when a Default or Event of Default has occurred and is continuing, the Credit Agreement prohibits the Company from paying any dividend or making any other distribution of any nature (cash, securities other than common stock of the Company, assets or otherwise), and from making any payment (whether in cash, securities or other property) on any class of Capital Stock of the Company, and further prohibits any redemption, purchase, retirement, acquisition, cancellation, termination, or distribution by the Company in respect of any of the foregoing.

     Under the Credit Agreement, an Event of Default is defined as (a) a failure to pay any principal or interest on any of the Loans or other Obligations under the Credit Agreement within designated time periods; (b) a breach of any representation or warranty made in the Credit Agreement; (c) a failure to comply with certain specified covenants, conditions or agreements; (d) a failure to comply with any other conditions, covenants or agreements within 15 days after knowledge or written notice of such failure; (e) the occurrence of certain bankruptcy, insolvency or reorganization events; (f) the occurrence

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of certain money judgments in excess of $5.0 million; (g) the acceleration of the maturity of any indebtedness of the Company or any Subsidiary in an amount exceeding $5.0 million ("Material Indebtedness"), or failure by the Company or any Subsidiary to pay any Material Indebtedness when due or payable, or the failure by the Company or any Subsidiary to comply with conditions, covenants or agreements in any agreement or instrument relating to Material Indebtedness which causes, or permits the holder of such Material Indebtedness to cause, the acceleration of such indebtedness; (h) the occurrence of certain events constituting a Change of Control of the Company; or (i) the issuance of any orders of conservation or supervision in respect of any Material Insurance Subsidiary. If an Event of Default occurs, then, to the extent permitted in the Credit Agreement, the Lenders may terminate the Commitments, accelerate the repayment of any outstanding loans and exercise all rights and remedies available to such Lenders under the Credit Agreement and applicable law.

     The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties' rights and obligations under the Credit Agreement and the transactions contemplated thereby. The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1(a) and is incorporated herein by reference. Certain of the Lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On October 23, 2006, in connection with the entry by the Company into the Credit Agreement described under Item 1.01 above, the Company terminated its three-year unsecured credit agreement (the "Prior Credit Agreement") with a bank syndicate which was effective July 28, 2004 and which was scheduled to expire by its terms on July 27, 2007. As with the Credit Agreement described under Item
1.01 above, the Prior Credit Agreement provided commitments for revolving credit loans in an aggregate principal amount of up to $200.0 million. No amounts were outstanding under the Prior Credit Agreement at the time of its termination, and the Company did not incur any early termination penalties or pay any fees related to its early termination of the Prior Credit Agreement.

     Wachovia Bank, National Association, the administrative agent for the Credit Agreement described under Item 1.01 above, also served as administrative agent for the banks under the Prior Credit Agreement. Under the Prior Credit Agreement, at the Company's option, borrowings bore interest at either (x) the higher of (i) the administrative agent's prime commercial lending rate or (ii) the federal funds rate plus 0.5% or (y) the London Interbank Overnight Rate plus a margin based on the Company's Standard & Poors and/or Moody's rating. In addition, under the Prior Credit Agreement, (i) the Company was charged a commitment fee of 1/4 of 1 percent per annum of the unused commitment, (ii) the Company was required, among other things, to maintain

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tangible net worth of not less than $1.19 billion, limit the amount of certain other indebtedness, and maintain certain levels of unrestricted liquid assets, and (iii) the Company was subject to certain restrictions with respect to mortgaging or pledging any of its assets and its consolidation or merger with any other corporation.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

     The information included under Item 1.01 hereof is incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1(a) Credit Agreement, dated as of October 23, 2006, among the Company, the banks which are signatories thereto and Wachovia Bank, National Association as administrative agent for the banks (the "Credit Agreement").

10.1(b) List of Contents of Exhibits and Schedules to the Credit Agreement. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALLEGHANY CORPORATION


Date: October 25, 2006                  By: /s/ Jerry G. Borrelli
                                            ------------------------------------
                                        Name: Jerry G. Borrelli
                                        Title: Vice President

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                                Index to Exhibits

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
Exhibit
 Number                             Exhibit Description
-------                             -------------------
10.1(a) Credit Agreement, dated as of October 23, 2006, among the Company, the banks which are signatories thereto and Wachovia Bank, National Association as administrative agent for the banks (the "Credit Agreement").

10.1(b) List of Contents of Exhibits and Schedules to the Credit Agreement. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
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